Exhibit 8

	Country of
Subsidiary	incorporation	Interest Held	Percentage Interest
BSkyB Finance UK plc	England and Wales	British Sky Broadcasting Group plc (“BSkyB”) and Sky Television Limited hold 49,999 and 1 Ordinary Shares of £1 each respectively.	100%

British Sky Broadcasting Limited (“BSkyB Limited”)	England and Wales	BSkyB and BSkyB Investments Limited hold 5,000,002 and 5,000,000 Ordinary Shares of £1 each respectively	100%

BSkyB Finance Limited	England and Wales	BSkyB holds 556,440,638 Ordinary Shares of £1 each	100%

British Interactive Broadcasting Holdings Limited (“BIB”)	England and Wales	BSkyB holds 651,960 Ordinary Shares of £1 each	100%

Sky Television Limited	England and Wales	BSkyB holds 13,376,982 Ordinary Shares of £1 each	100%

Sky Subscribers Services Limited	England and Wales	BiB holds 3 Ordinary Shares of £1 each	100%

BSkyB Investments Limited	England and Wales	BSkyB holds 100 Ordinary Shares of £1 each	100%

Sky Ventures Limited	England and Wales	BSkyB Limited holds 912 Ordinary Shares of £1 each	100%

Sky New Media Ventures Limited	England and Wales	BSkyB Limited holds 12,500 Ordinary Shares of £1 each	100%

Marketing Contributions Limited	England and Wales	BiB holds 2 Ordinary Shares of £1 each	100%

Sky Interactive Limited	England and Wales	BiB and BSkyB Limited hold 2 and 1 Ordinary Shares of £1 each respectively	100%

Sky In-Home Services Limited	England and Wales	Ciel Bleu Limited, a wholly owned subsidiary of BSkyB Limited, holds 1,576,000 Ordinary Shares of £1 each	100%

Sky Broadband Services Limited (“Sky Broadband”)	England and Wales	BSkyB holds 100 Ordinary Shares of £1 each	100%

Easynet Group Plc	England and Wales	Sky Broadband holds 121,308,490 Ordinary Shares of 4p each	100%

British Sky Broadcasting SA	Luxembourg	BSkyB Limited holds 12,500 Ordinary Shares of £12 each	100%

Sports Internet Group Limited	England and Wales	BSkyB holds 38,247,184 Ordinary Shares of 5p each	100%

Hestview Limited	England and Wales	Surrey Group Limited, a wholly owned subsidiary of Sports Internet Group Limited, holds 108 Ordinary Shares of £1 each	100%